UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

Ra Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37926	26-2908274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

87 Cambridge Park Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-4060

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a)         On June 20, 2017, Ra Pharmaceuticals, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210.  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b)         The following matters, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2017, were voted upon at the Annual Meeting with the number of votes cast in respect thereof as set forth below:

1.              Election of each of Douglas A. Treco, Ph.D. and Edward T. Mathers to serve as a Class I Director of the Company for a three-year term, expiring at the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal.

Douglas A. Treco, Ph.D.

Votes:

For:	14,989,297
Withheld:	408,816
Broker Non-Votes:	642,428

Edward T. Mathers

Votes:

For:	14,162,090
Withheld:	1,236,023
Broker Non-Votes:	642,428

Accordingly, each of the foregoing nominees was elected to serve as a Class I Director of the Company.

2.              Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes:

For:	16,003,070
Against:	36,386
Abstained:	1,085

Accordingly, the appointment of the Company’s independent registered public accounting firm was ratified.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	RA PHARMACEUTICALS, INC.

	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer

3